                            PURCHASE NOTICE RELATING

                                       TO

                          VISHAY INTERTECHNOLOGY, INC.

                     LIQUID YIELD OPTION'TM' NOTES DUE 2021
                           (ZERO COUPON-SUBORDINATED)

                     CUSIP NUMBERS: 928298AC2 AND 928298AD0

                PURSUANT TO THE COMPANY NOTICE DATED MAY 5, 2004

    This purchase notice relates to the purchase of Liquid Yield Option'TM' Notes due 2021 (Zero Coupon-Subordinated) (LYONs)* OF VISHAY INTERTECHNOLOGY, INC., at the option of the holders of the LYONs. The option is pursuant to the terms and conditions specified in paragraph 7 of the LYONs, the indenture dated June 4, 2001 that governs the LYONs and the company notice, dated
May 5, 2004, relating to the option.

    The company will pay to holders who validly exercise the option a purchase price of $602.77 per $1,000 principal amount at maturity of the LYONs, on the purchase date of June 4, 2004. The purchase price will be paid in the form of shares of common stock. However, the company's right to pay the purchase price in stock is subject to a number of conditions, as described in the company notice. If these conditions are not satisfied prior to the close of business on the purchase date, the company will be obligated to pay the entire purchase price in cash. Holders may specify in this purchase notice whether in these circumstances they elect to withdraw exercise of the option with respect to some or all of their LYONs or to receive cash.

    In order to exercise the option and receive the purchase price for their LYONs, holders must --

     deliver and not withdraw a purchase notice (or an agent's message according to the procedures of The Depository Trust Company (DTC) for book-entry transfer) prior to 5:00 p.m. New York City time on June 3, 2004, the business date prior to the purchase date; and

     surrender the LYONs (together with any required documentation) to the paying agent prior to, on or after the purchase date, in conformity in all respects to the description of the LYONs in the purchase notice.

    The paying agent for the exercise of the option is The Bank of New York. The address of the paying agent is as follows:

            BY MAIL                         BY FACSIMILE                  BY HAND OR OVERNIGHT
            -------                         ------------                  --------------------
   Corporate Trust Operations     (for eligible institutions only)     Corporate Trust Operations
      Reorganization Unit                  (212) 298-1915                 Reorganization Unit
  101 Barclay Street -- 7 East             Confirmation:              101 Barclay Street -- 7 East
    New York, New York 10286               (212) 815-5098               New York, New York 10286
   Attn: Mr. Bernard Arsenec                                           Attn: Mr. Bernard Arsenec

    The instructions accompanying this purchase notice should be read carefully before this purchase notice is completed.

    Any beneficial owner whose LYONs are held in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exercise the option should contact their nominee promptly and instruct the nominee to exercise the option on their behalf.

    Delivery of this purchase notice or any other required documents to an address other than as set forth above does not constitute valid delivery to the paying agent. Delivery of documents to DTC or the company does not constitute delivery to the paying agent. The method of delivery of all documents is at the risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this purchase notice in the appropriate space provided, with signature guarantee if required, and complete the Form W-9 set forth below.

    THE OPTION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JUNE 3, 2004, THE DAY BEFORE THE PURCHASE DATE, AND WILL NOT BE EXTENDED.

---------

* 'Liquid Yield Option' and 'LYON' are trademarks of Merrill Lynch & Co., Inc.

Ladies and Gentlemen:

    By execution of this purchase notice, each signatory below represents that it has received the company notice, dated May 5, 2004, of VISHAY INTERTECHNOLOGY, INC. The company notice provides the notice required to be given to the holders of Vishay's Liquid Yield Option'TM' Notes due June 4, 2021 (Zero Coupon-Subordinated) (LYONs) by the indenture, dated as of June 4, 2001, between the company and The Bank of New York, as trustee, governing the LYONs. As provided in the indenture and the LYONs, the holder of the LYONs have the option to require the company to purchase the LYONs on the purchase date of June 4, 2004, for a purchase price of $602.77 per $1,000 principal amount at maturity of the LYONs.

    The company has exercised its right to make payment of the purchase price in shares of Vishay common stock, with cash payable in respect of any fractional shares. Each holder of LYONs that exercises the option will receive a number of shares determined by dividing the total amount of cash the holder would have been entitled to receive had the purchase price been paid in cash by the market price of a share of common stock. Market price for these purposes means the average of the closing prices of Vishay common stock in New York Stock Exchange composite trading for the five trading day period ending on the third business day prior to the purchase date, which is the period from May 25, 2004 to and including June 1, 2004. However, if certain conditions are not satisfied, as described in the company notice, the company will be required to pay the purchase price in cash.

    Unless this purchase notice is properly withdrawn in accordance with the provisions of the indenture prior to 5:00 p.m. New York City time on June 3, 2004, the day prior to the purchase date --

     the undersigned hereby irrevocably sells, assigns and transfers to the company, effective on the purchase date, all of its right and title in and to the LYONs identified in this purchase notice;

     all original issue discount, and any continent interest, on the LYONs identified in this purchase notice will cease to accrue on and after the purchase date; and

     the only right of the undersigned with respect to the LYONs identified in this purchase notice from and after the purchase date will be to receive payment of the purchase price promptly following the later to occur of the purchase date and the time of delivery to the paying agent of the LYONs identified in this purchase notice.

    The undersigned hereby irrevocably constitutes and appoints the paying agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the paying agent also acts as agent of the company, with full power of substitution, to --

     present the LYONs identified in this purchase notice for transfer on the account books maintained by The Depository Trust Company (DTC) to, or upon the order of, the company;

     present such LYONs for transfer and cancellation on the books of the relevant security registrar; and

     receive the purchase price payable upon exercise of the option with respect to such LYONs, all in accordance with the terms of and conditions specified in the company notice and the indenture.

    The undersigned hereby covenants, agrees, represents and warrants, unless this purchase notice is properly withdrawn as described above, that --

     if the LYONs identified in this purchase notice are not being surrendered to the paying agent at the time of delivery of this notice, the undersigned will surrender the LYONs to the paying agent, in accordance with the procedures of DTC for book-entry transfer to an account maintained by the paying agent for this purpose;

     the undersigned owns the LYONs identified in this purchase notice, as contemplated by Rule 14e-4 promulgated under the Securities Exchange Act of 1934, and has full power and authority to validly surrender the LYONs;

     on the purchase date, or, if later, the date the LYONs are surrendered to the paying agent, the company will acquire good, marketable and unencumbered title to the LYONs identified in this purchase notice, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;

     on request, the undersigned will execute and deliver any additional documents that the paying agent or the company deems necessary or desirable to complete the surrender of the LYONs identified in this purchase notice; and

     the undersigned has read and agrees to all of the terms of the company notice and this purchase notice, and understands that this purchase notice constitutes a binding agreement between the undersigned and the company.

    The undersigned has indicated below whether, if the company is required to make the payment of the purchase price in cash, the undersigned elects to --

     withdraw exercise of the option with respect to some or all of the LYONs identified in this purchase notice, indicating the principal amount at maturity of the LYONs with respect to which the withdrawal will be effective; and /or receive cash for the purchase price for the LYONs not being withdrawn.

    If the undersigned fails to indicate a choice, it will be deemed to have elected to receive cash for all LYONs identified in this purchase notice. If the conditions to the payment of the purchase price in stock are not satisfied but the company is not permitted by the indenture to pay the purchase price in cash because an event of default under the LYONs has occurred and is continuing, this purchase notice will be deemed withdrawn and the paying agent will return any LYONs previously surrendered.

    The shares of Vishay common stock representing the aggregate purchase price for the LYONs identified in this purchase notice, any cash paid in respect of fractional shares and, if the company is required to pay the entire purchase price in cash, the cash purchase price will be credited to the DTC account indicated in the box entitled 'LYONs to be Purchased,' unless otherwise indicated in the box entitled 'Special Issuance and Delivery Instructions.' In the event that the box entitled 'Special Issuance and Delivery Instructions' is completed, the shares and any cash payment will be issued or paid in the name and to the address, or credited to the DTC account, so indicated.

    All authority conferred in this purchase notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this purchase notice shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

                       NOTE: SIGNATURES MUST BE PROVIDED
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                             LYONS TO BE PURCHASED

  Name of DTC Participant(1):                       ________________________

  DTC Account Number:                               ________________________

  Contact Person:                                   ________________________

  Address(1):                                       ________________________

  Area Code and Telephone Number:                   ________________________

  Area Code and Facsimile Number:                   ________________________

  Transaction Code Number:                          ________________________

  Principal Amount at Maturity of LYONs to be
    Purchased:                                      $_______________________

      [ ] Check here if LYONs are being surrendered through book-entry transfer at the time of delivery of this notice.

      [ ] Check here if LYONs will be surrendered through book-entry transfer at a later time.

  ---------
  (1) Must correspond to the name and address of the DTC participant from whose account the
      LYONs will be transferred to the account of the paying agent, exactly as they appear on the security position listing of DTC.

                      ELECTION TO WITHDRAW OR RECEIVE CASH
             (IF THE CONDITIONS TO THE RIGHT OF THE COMPANY TO MAKE
           PAYMENT OF THE PURCHASE PRICE IN STOCK ARE NOT SATISFIED)

    If the company is required to make payment of the purchase price in cash because the conditions to its right to make payment in shares of common stock are not satisfied, the undersigned elects to withdraw this purchase notice with respect to the principal amount at maturity of LYONs indicated below. If no amount is indicated below, the undersigned will receive cash in payment of the purchase price for the entire principal amount at maturity of LYONs to which this purchase notice relates. If the amount indicated below is less than the entire principal amount at maturity of LYONs to which this purchase notice relates, this purchase notice will be deemed withdrawn with respect to the principal amount at maturity of LYONs set forth below, and the undersigned will receive cash in payment of the purchase price for the remaining principal amount at maturity of LYONs to which this purchase notice relates.

Principal amount at maturity of LYONs to be withdrawn (if
less than the entire amount at maturity of LYONs to which
this purchase notice relates is to be withdrawn, the
withdrawn amount must be in integral multiples of $1,000
principal amount at maturity):                               $_________________

                   SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

  To be completed ONLY if common stock, any cash in lieu of fractional shares or, if the company is required to pay the entire purchase price in cash, the cash purchase price issued or paid in respect of the LYONs to which this purchase notice relates is to be credited to an account maintained at DTC other than the DTC account designated above or is to be issued or paid to any person other than by crediting such account.

  Credit shares of common stock or cash to --

  Name of DTC Participant:                                   ________________________

  DTC Account Number:                                        ________________________

                                                             OR

  Issue certificates representing common stock and/or a check to --

  Name:                                                      ________________________

  Address:                                                   ________________________

  Taxpayer identification number or social security number:  ________________________

                                  SIGNATURE(S)

  Must be signed on behalf of the DTC participant whose name appears in the DTC securities position listing indicated above or on behalf of a transferee authorized by documents transmitted with this purchase notice.

  Authorized Signature:                                ________________________________

  Name:                                                ________________________________
                                                                  (please print)

  Capacity:                                            ________________________________

  Name of DTC Participant or Authorized Transferee:    ________________________________

  Address:                                             ________________________________

                                                       ________________________________

  Area Code and Telephone Number:                      ________________________________

  Tax ID. or S.S. Number(s):                           ________________________________

  Date:                                                __________________________, 2004

                                  (Please Complete Form W-9)

                 SIGNATURE GUARANTEE AND GUARANTEE OF DELIVERY
     (REQUIRED IF NOT SUBMITTED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION)

  The undersigned eligible institution hereby guarantees to the company the signature appearing above. In addition, if the LYONs to which this purchase notice relates are not being surrendered to the paying agent at the time of this purchase notice, the undersigned guarantees to the company delivery of confirmation of book-entry transfer of the LYONs to the paying agent's account at DTC.

  Authorized Signature:                                ________________________________

  Name:                                                ________________________________
                                                                (please print)

  Title:                                               ________________________________

  Eligible Institution:                                ________________________________

  Address:                                             ________________________________

  Area Code and Telephone Number:                     ________________________________

  Date:                                                __________________________, 2004

                                  SUBSTITUTE FORM W-9

SUBSTITUTE

FORM W-9

DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE (IRS)

PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER (TIN)

PLEASE FILL IN YOUR NAME AND
ADDRESS BELOW.

____________________________
Name

____________________________
Business Name

____________________________
Address (number and street)

____________________________
City, State and Zip Code


                                   REQUESTER'S NAME: THE BANK OF NEW YORK

                                 PART 1 -- PLEASE PROVIDE YOUR TIN      _________________________________
                                 IN THE BOX AT THE RIGHT OR, IF YOU          SOCIAL SECURITY NUMBER
                                 DO NOT HAVE A TIN, WRITE 'APPLIED                     OR
                                 FOR' AND SIGN THE CERTIFICATION        _________________________________
                                 BELOW.                                  EMPLOYER IDENTIFICATION NUMBER
                                                                                   [ ] EXEMPT

                                 PART 2 -- CERTIFICATION -- Under penalties of perjury, I certify that:

                                 (1) The number shown on this form is my correct Taxpayer Identification
                                     Number (or I am waiting for a number to be issued to me),

                                 (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

                                 (3) I am a U.S. person (as defined for U.S. federal income tax purposes).

                                 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
                                 If you are exempt from backup withholding, check the box in Part 1 and see the enclosed 'Guidelines for Certification of Taxpayer Identification
                                 Number on Substitute Form W-9'.

                                 Signature:________________________________________ Date:__________________

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE
      APPLICABLE RATE ON ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                  INSTRUCTIONS

 1. Delivery of purchase notice and surrender of LYONs. This purchase notice may be used by holders of Liquid Yield Option'TM' Notes due 2021 (Zero Coupon-Subordinated) (LYONs) of Vishay Intertechnology, Inc., to exercise their option to require Vishay to purchase their LYONs at a purchase price of $602.77 per $1,000 principal amount at maturity of the LYONs on the purchase date of June 4, 2004. This purchase notice must be received by the paying agent at its address appearing on the first page of the notice prior to 5:00 p.m. New York City time on June 3, 2004, the day prior to the purchase date. LYONs with respect to which the option is exercised must be surrendered to the paying agent using the book-entry transfer procedures of The Depository Trust Company (DTC), either before, on or after the purchase date. Holders need not submit a physical purchase notice to the paying agent and may instead deliver an agent's message to the paying agent in accordance with the procedures of DTC, but only if the LYONs are at the time being surrendered to the paying agent by transferring them to the paying agent's account at DTC.

     IN ALL CASES, IN ORDER TO VALIDLY EXERCISE THE OPTION, THIS PURCHASE NOTICE (OR A FACSIMILE), PROPERLY COMPLETED, OR AN AGENT'S MESSAGE MUST BE RECEIVED BY THE PAYING AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON JUNE 3, 2004 AT ITS ADDRESS APPEARING ABOVE.

     The term 'agent's message' means a message transmitted by DTC to, and received by, the paying agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant surrendering the LYONs stating:

      the principal amount at maturity of the LYONs that have been surrendered by the participant;

      in the event the purchase price for the LYONs is ultimately payable entirely in cash because any of the conditions to payment of the purchase price in common stock is not satisfied prior to the close of business on the purchase date, whether the participant elects to withdraw some or all of the LYONs being surrendered, stating the principal amount at maturity to which the withdrawal relates, and/or to receive cash in respect of the purchase price for the LYONs not being withdrawn;

      that the participant has received and agrees to be bound by the term of the purchase notice; and

      that the company may enforce this agreement against the participant.

     The method of delivery of all documents, including this purchase notice and any other required documents, is at the election and risk of the exercising holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

 2. Guarantee of Signatures. No signature guarantee is required if this purchase notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (referred to as an eligible institution).

     In all other cases, an eligible institution must guarantee the signature(s) on this purchase notice.

 3. Guaranty of Delivery. If this purchase notice is not submitted for the account of an eligible institution and the LYONs to which this purchase notice relates are not being surrendered to the paying agent at the time of delivery of this purchase notice, an eligible institution must guarantee to the company delivery of confirmation of book-entry transfer of the LYONs to the paying agent's account at DTC.

 4. Signatures on purchase notice. If this purchase notice is signed on behalf of a participant appearing in a securities position listing with DTC, the name and address of the participant must correspond exactly to the name and address of the participant appearing in the listing. If this purchase notice is signed by a transferee of a DTC participant, this purchase notice must be accompanied by evidence of transfer satisfactory to the company. If any such transferee is acting through attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the company of their authority so to act.

 5. Special Issuance and Delivery Instructions; Return of Surrendered LYONs. If shares of common stock, any cash paid in respect of fractional shares or, if the company is required to pay the entire purchase price in cash, the cash purchase price is to be issued or paid other than by credit to the DTC account indicated in the box entitled 'LYONs to be Purchased,' the box entitled 'Special Issuance and Delivery Instructions' must be completed.

     Any LYONs surrendered to the paying agent as to which exercise of the option has been validly withdrawn, or with respect to which the option has not been validly exercised, will be returned by book-entry transfer for credit to the DTC account from which the LYONs were transferred to the paying agent.

 6. Irregularities. The company will determine, in its sole discretion, all questions as to the validity of the exercise of the option (including time of receipt of the purchase notice or agent's message), the surrender of any LYONs and the form of any documents, and its determinations shall be final and binding on all parties. The company also reserves the absolute right to waive any defect or irregularity in the exercise of the option or the surrender of any LYON. The company's interpretation of the terms of the purchase notice (including these instructions) will be final and binding on all parties. None of the company, the paying agent or any other person is obligated to give notice of any defects or irregularities in the exercise of the option or the surrender of any LYON, and none of them will incur any liability for failure to give such notice.

 7. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the paying agent (call (212) 815-5098), and additional copies of the company notice and this purchase notice may also be obtained from the paying agent.

 8.  Withdrawal Rights. You may withdraw previously surrendered
     LYONs at any time until 5:00 p.m. New York City time on June 3, 2004. See the company notice for a more detailed description of withdrawal rights.

 9. Transfer Taxes. If the purchase price is to be issued or paid to any persons other than the DTC participant from whose account the LYONs were surrendered to the paying agent, the amount of any transfer taxes payable on account of the transfer to such other person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

10. Important Tax Information. Under U.S. federal income tax law, a holder that surrenders LYONs is required to provide the paying agent with such holder's current taxpayer identification number ('TIN') on a properly completed
     Form W-9 or substitute Form W-9 (which is attached), or, alternatively, to establish another basis for an exemption from backup withholding. If the paying agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all or a portion of the payments made to such holder with respect to LYONs purchased pursuant to the company notice may be subject to 28% backup withholding. The portion of the payments that may be subject to backup withholding is the greater of (i) the amount of cash received by the holder and (ii) the gain, if any, recognized by the holder on the LYONs surrendered.

     If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, he should write 'Applied For' in the space provided for in the Substitute Form 9-W, and sign and date the Substitute Form 9-W. If 'Applied For' is written in the Substitute Form 9-W and payment is made with respect to the LYONs, the paying agent may retain 28% of the payments subject to back up withholding and either remit such amount to the IRS if such TIN is not provided within 60 days or pay over such retained amount to the holder upon the furnishing of a TIN within 60 days. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form 9-W for additional instructions

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the paying agent a properly completed Internal Revenue Service Form W-8 BEN, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 BEN can be obtained from the paying agent.

     If backup withholding applies, the paying agent is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The paying agent cannot refund amounts withheld by reason of backup withholding.